Exhibit 99.1

Magnolia Solar Demonstrates Ultra-High Transmittance
through Nanostructure-Coated Glass

Magnolia Solar Corporation (OTCBB: MGLT) ("Magnolia Solar") announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has demonstrated ultra-high transmittance through glass employing a nanostructured antireflection coating.  These exciting technical results were presented by Magnolia’s Chief Technical Officer, Dr. Roger E. Welser, at the SPIE Defense, Security, and Sensing Conference in Orlando, FL on April 26, 2011.  The presentation was part of a special session on Advanced Harvesting Devices, and summarizes work done in collaboration with Prof. Fred Schubert’s group at the Rensselaer Polytechnic Institute (RPI).  Dr. Welser also presented a second paper in this session highlighting the importance of quantum well and quantum dot structures for defense-related energy harvesting applications.

“Ultra-high, broadband transmittance through coated glass windows has been demonstrated over a wide range of incident angles,” noted Dr. Welser.  “Near perfect 100% transmittance through a glass substrate has been achieved over select spectral bands, and the overall average transmittance dramatically increased for simulated sunlight.  The measured improvements in transmittance result from coating the windows with a new class of materials consisting of porous silicon dioxide nanorods.”

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated “The antireflection technology described at the SPIE-sponsored conference could benefit crystalline silicon and thin film photovoltaic systems that employ either a top cover glass or a glass superstrate.  Fixed, flat-plate solar cell modules typically generate electrical power throughout the day, but suffer from large reflection losses early in morning and late in the afternoon when the sun is lower in the horizon and the sunlight is incident upon the solar panels at large angles.  Nanostructured optical coatings can reduce the reflection losses of fixed, flat-plate modules throughout the day, but especially in the early morning and late afternoon.  This patent-pending technology can also benefit a wide variety of specialized military and commercial optical window applications.”

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Ronald J. Blekicki, Hanover Financial Services
info@magnoliasolar.com
303-494-3617